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                                                                    Exhibit 23.3


                        Consent of Independent Auditors
                        -------------------------------


The Board of Directors
Bankers Trust New York Corporation:

We consent to the incorporation by reference in this Registration Statement of Bankers Trust New York Corporation on Form S-3 of our report dated January 20, 1997, with respect to the consolidated statements of financial condition of Alex. Brown Incorporated and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the Current Report on Form 8-K of Bankers Trust New York Corporation filed September 4, 1997.



                                                /s/ KPMG PEAT MARWICK LLP

                                                KPMG PEAT MARWICK LLP



Baltimore, Maryland
September 24, 1997